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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES



    The following entities will be "subsidiaries" within the meaning of the Exchange Act upon the closing of the offering to which this Registration Statement relates:



The Mendik Company, L.P., a Delaware limited partnership
Mendik Management Company, Inc., a New York corporation
Mendik Management LLC, a New York limited liability corporation
1740 Broadway Associates LLC, a New York limited liability corporation Two Penn Plaza Associates LLC, a New York limited liability company
M 393 Associates, a New York general partnership
M Eleven Associates, a New York general partnership
M/F Associates L.P., a New York limited partnership
M/F Eleven Associates L.P., a New York limited partnerhip
866 U.N. Plaza Associates LLC, a New York limited liability company 570 Lexington Associates, L.P., a New York limited partnership
B&B Park Avenue LLC, a New York limited liability company
M330 Associates, L.P., a New York limited partnership